Exhibit 10.1(b)
                                 ---------------

                          AMENDMENT TO LETTER OF INTENT

     This Amendment to Letter of Intent (the "Agreement") is made this 24th day of May, 1999, is by and among Fabritek Industries LLC, a Connecticut Limited Liability Company ("Fabritek"), whose principal address is 11 Village Street, East Hartford, Connecticut, 06018, together with all the members of Fabritek, hereinafter referred to as (the "Transferring Members"), and American Fire Retardant Corp., a Nevada Corporation, ("AFRC"), and amends that Letter of Intent between the parties dated May 5, 1999.

                                    RECITALS

     A. Whereas, on May 5, 1999, AFRC Nevada, Fabritek and the Transferring Members, entered into a Letter of Intent with regard to the proposed acquisition of Fabritek by AFRC Nevada.

     B. Whereas, the parties now desire to amend and modify the Letter of Intent to provide for additional time to conduct Due Diligence and negotiate and enter into a definitive Acquisition Agreement and Plan of Reorganization.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENTS

     1. Amendment to Letter of Intent. Paragraphs 7(a), 10, 11 and 14 of the Letter of Intent is hereby amended and modified to read as follows:

               7(a).That at Fabritek's expense, Fabritek shall convert Fabritek from a Limited Liability Company to a Connecticut Corporation no later than June 15, 1999.

               10. Upon the execution of this Letter of Intent, the Parties will cooperate in the negotiation and preparation of the definitive Acquisition Agreement and other necessary documentation and will use all reasonable efforts to satisfy the conditions set for herein, which are in their respective control, each party to bear its own expenses, with no liability for such expenses to the other party, whether or not the Reorganization shall close. The Parties shall have executed a definitive Agreement on or before June 30, 1999, with the consummation of the Reorganization to take place on or before July 15, 1999 (the "Closing Date").

               11. If a definitive Acquisition Agreement has not be executed by the Parties by June 30, 1999, then the Parties shall have no further obligations to proceed with the Reorganization, whereupon the Parties hereby release each other from any and all obligations hereunder.

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

               14. Until June 30, 1999, (or such earlier date on which either Party ends its active efforts to consummate the Reorganization), neither AFRC or Fabritek, or any of their affiliates shall negotiate directly or indirectly with any other party in respect of the sale or acquisition of Fabritek.

     3. All other terms and conditions of the Letter of Intent shall remain in full force and effect.

     4. Entire Agreement; Exhibits. This document and its Exhibits contain the entire agreement between the parties relating to the subject matter contained in this Agreement. All prior or contemporaneous agreements, representations or warranties, written or oral, between the parties are superseded by this Agreement. This Agreement may not be modified except by written document signed by an authorized representative of each party. In the event that any part of this Agreement is found to be unenforceable, the remainder shall continue in effect, to the extent consistent with the intent of the parties as of the effective date of this Agreement.

     5. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

     6. Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

     7. Choice of Law. This Agreement and its application shall be governed by the laws of the State of California.

     8. Counterparts and/or Facsimile Signature. This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier or FAX, any one of which shall constitute an original of this Agreement. When counterparts of facsimile copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals. The parties agree that all such signatures may be transferred to a single document upon the request of any party.

     9. Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.


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
                                   American Fire Retardant Corp.
                                   A Nevada Corporation



Dated: 5/25/99                     /s/ Stephen F. Owens
                                   --------------------------------------------
                                   By:  Stephen F. Owens
                                   Its: President


Dated: 5/25/99                     /s/ Angela M. Raidl
                                   --------------------------------------------
                                   By:  Angela M. Raidl
                                   Its: Secretary

                                   Fabritek Industries LLC
                                   A Connecticut Limited Liability Company



Dated: 5/25/99                     /s/  Andrew B. Spencer
                                   --------------------------------------------
                                   By:  Andrew B. Spencer
                                   Its: Manager


Dated: 5/25/99                     /s/  Robert E. Conradi
                                   --------------------------------------------
                                   By:  Robert Conradi
                                   Its: Manager



Dated: 5/25/99                     /s/  Kenneth H. Wilson
                                   --------------------------------------------
                                   By:  Kenneth H. Wilson
                                   Its: Manager


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